News Release

Integra LifeSciences Reports Fourth Quarter and Full-Year 2021 Financial Results and Provides 2022 Financial Guidance

Princeton, New Jersey, February 23, 2022 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported financial results for the fourth quarter and full year ended December 31, 2021, consistent with its preliminary revenue results announced on January 11, 2022.

Fourth Quarter 2021

•Reported revenues were $405.5 million, representing an increase of 4.3% on a reported basis and an increase of 8.3% on an organic basis compared to the fourth quarter 2020.

•GAAP earnings per diluted share were $0.53, compared to $1.09 in the fourth quarter 2020.
•Adjusted earnings per diluted share were $0.84, flat compared to the fourth quarter of 2020.

Full-Year 2021

•Reported revenues were $1,542.4 million representing an increase of 12.4% on a reported basis and an increase of 14.2% on an organic basis compared to full-year 2020.

•GAAP earnings per diluted share were $1.98, compared to $1.57 in 2020.

•Adjusted earnings per diluted share were $3.18, compared to $2.45 in 2020.

Key Accomplishments in 2021

•Divested the Extremity Orthopedics business and acquired ACell to expand the regenerative tissue portfolio.

•Completed the substantive manufacturing transfer of all Codman neurosurgical products.

•Launched CereLink® ICP Monitor in Europe and the U.S.

•Initiated phased clinical launch for the Aurora® Surgiscope® for minimally invasive neurosurgery and MIRROR registry for intracerebral brain hemorrhage.

•Filed SurgiMend® PMA and completed panel meeting with FDA Advisory Committee and are currently working with FDA on the path forward for a specific indication for post-mastectomy breast reconstruction.

•Published results of PriMatrix® multicenter study in diabetic foot ulcers demonstrating statistically and clinically significant results against standard of care.

•Marked the 25th anniversary of the U.S. approval of the Integra® Dermal Regeneration Template (IDRT) for the treatment of life-threatening burns.

•Recognized for the company's leadership in ‘2021 Best Company for Diversity’ and ‘Top 100 Healthcare Technology Company’ lists.

•Successfully executed CEO transition with the appointment of Jan De Witte.

“Our 2021 financial performance and business achievements are a testament to our broad and differentiated product portfolio, and the resilience and commitment of our team members around the world, despite the ongoing effects of the global pandemic,” said Jan De Witte, president and chief executive officer. “I look forward to working with my Integra colleagues to continue to execute our growth priorities and accelerate our product pipeline and global opportunities in 2022 and the years to come.”

Fourth Quarter 2021 Financial Summary

Total reported revenues for the fourth quarter were $405.5 million, an increase of 4.3% from the fourth quarter of 2020. Fourth quarter organic revenues increased 8.3% over the prior year. Total reported revenues include $16.9 million from the acquisition of ACell, which was completed on January 20, 2021. Reported revenue for the fourth quarter 2020 included Extremity Orthopedics.

The Company reported GAAP net income of $45.4 million, or $0.53 per diluted share, in the fourth quarter of 2021, compared to GAAP net income of $92.7 million, or $1.09 per diluted share, in the prior year. The decrease in GAAP net income was driven primarily by a one-time net tax benefit in the fourth quarter of 2020, attributable to an intra-entity transfer of certain intellectual property resulting in the recognition of a $59.2 million deferred tax benefit.

Adjusted EBITDA for the fourth quarter of 2021 was $105.4 million, compared to $102.7 million in the fourth quarter of the prior year. As a percentage of revenue, adjusted EBITDA was 26.0%, a decrease of 40 basis points from the prior year period.

Adjusted net income for the fourth quarter of 2021 was $72.2 million, or $0.84 per diluted share, compared to adjusted net income of $71.3 million, or $0.84 per diluted share, in the fourth quarter of 2020. The contribution of higher revenues in 2021 was offset by the gradual return of spending, which was below normal levels in the prior year in response to the global pandemic.

Cash flows from operations totaled $69.3 million in the fourth quarter and capital expenditures were $27.4 million.

Fourth Quarter 2021 Segment Performance

•Codman Specialty Surgical (67% of Revenues)
◦Total revenues were $270.7 million, representing reported growth of 6.4% and organic growth of 9.0% compared to the fourth quarter of 2020. Sales in Instruments benefited from a strong recovery in order demand, while the strength in Neurosurgery was broad-based and included sales from our new CereLink ICP monitoring and continued recovery in sales of capital equipment.

•Tissue Technologies (33% of Revenue)
◦Total revenues were $134.9 million, representing growth of 0.4% on a reported basis and organic growth of 6.7% compared to the fourth quarter of 2020. Organic growth in this segment was led by sales in Private Label and sales in Wound Reconstruction and Care, with strength in Integra Dermal Matrices and SurgiMend.

Full-Year 2021 Financial Summary

Total reported revenues for the full-year 2021 were $1,542.4 million, an increase of 12.4%, from the prior year. Organic sales for the full-year 2021 increased 14.2% compared to 2020. Total reported revenues include $65.4 million from the acquisition of ACell. Reported revenue for the full-year 2020 included Extremity Orthopedics.

The Company reported GAAP net income of $169.1 million, or $1.98 per diluted share, for the full-year 2021, compared to GAAP net income of $133.9 million, or $1.57 per diluted share in 2020. The increase in GAAP net income was primarily driven by increased revenues from procedure recovery from the COVID-19 impact in 2020 and the gain on sale of $41.8 million from the Extremity Orthopedics business, partially offset by a one-time net tax benefit in the fourth quarter of 2020.

Adjusted EBITDA for the full-year 2021 was $400.7 million, an increase of $66.2 million over the prior year. Full year EBITDA margins were 26.0% an increase of 160 basis points from the prior year.

Adjusted net income for the full-year 2021 was $271.7 million, or $3.18 per diluted share, compared to $208.7 million, or $2.45 per diluted share in 2020. The increase was primarily attributable to increased sales in 2021 after the COVID-19 impact of 2020.

2021 Balance Sheet, Cash Flow and Capital Allocation

The Company generated record cash flow from operations of $312.4 million for the full-year 2021. Full-year capital expenditures were $48.0 million. Net debt at the end of the year was $1.05 billion, and the consolidated total leverage ratio was 2.3x. As of year-end, the Company had total liquidity of approximately $1.78 billion, including approximately $513 million in cash and the remainder available under its revolving credit facility.

2022 Revenue and Adjusted Earnings Per Share Guidance

The Company’s guidance for 2022 revenue and adjusted earnings per share reflects the continuing uncertainty around the scope and duration of the pandemic, and its related impacts on our business in the first half of the year. For the first quarter 2022, the Company expects reported revenues in the range of $357 million to $365 million, representing reported growth of approximately -1% to 1.5% and organic growth of approximately 0% to 2.5%. Adjusted earnings per diluted share are expected to be in a range of $0.67 to $0.71.

For the full-year 2022, the Company expects revenues to be in a range of $1,580 million to $1,600 million, representing reported growth of approximately 2.5% to 3.5% and organic growth of approximately 3.5% to 5%. Adjusted earnings per diluted share are expected to be in a range of $3.27 to $3.35.

Organic sales growth excludes acquisitions and divestitures as well as the effects of foreign currency and the year- over-year change in revenue from discontinued products. Organic growth includes ACell as of January 20, 2022.

The Company is providing forward-looking guidance regarding adjusted earnings per diluted share but is not providing a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable, and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization and efforts to comply with the EU Medical Device Regulation are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results. Adjusted earnings per diluted share also excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be approximately $0.77 per diluted share for the full-year 2022.

2022 Share Repurchase

On January 12, 2022, the Company entered into an accelerated share repurchase agreement with Citibank, N.A. to repurchase $125 million in the aggregate of the Company’s outstanding shares of common stock, par value $0.01 per share. The repurchase transactions are expected to be completed in the first half of 2022. The impact of the share repurchase is reflected in the 2022 adjusted earning per diluted share guidance range provided.

Conference Call and Presentation Available Online

Integra has scheduled a conference call for 8:30 a.m. ET on Wednesday, February 23, 2022, to discuss fourth quarter and full-year 2021 financial results, and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.

Access to the live call is available by dialing (888) 394-8218 and using the passcode 701830. A simultaneous webcast of the call will be available via the Company’s website at www.integralife.com. A webcast replay of the call can be accessed through the Investor Relations homepage of Integra's website at www.integralife.com. A replay of the call will be available until March 5, 2022 by dialing (888) 203-1112 and using the passcode 701830.

About Integra
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Aurora®, Bactiseal®, BioD®, CerebroFlo®, CereLink® Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, Gentrix®, ICP Express®, Integra®, Licox® , MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, NeuraGen® , NeuraWrap® , PriMatrix®, SurgiMend®, TCC-EZ® and VersaTru®. For the latest news and information about Integra and its products, please visit www.integralife.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, convertible debt non-cash interest, and income tax expense (benefit) related to non-GAAP adjustments and other items, expectations and plans with respect to strategic initiatives and product development and the executive management transition. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the magnitude and duration of the COVID-19 pandemic and its effects on our employees, customers, patients, suppliers and distributors, including the economic impacts of the various recommendations, orders and protocols issued by governmental agencies and other regulatory bodies; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate acquired businesses; the Company’s ability to achieve sales growth in a timely fashion and execute on its channel reorganization in its Tissue Technologies segment; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to access and maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the EU Medical Devices Regulation; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) discontinued product lines charges; (iv) EU Medical Device Regulation-related charges; (v) COVID-19 related charges; (vi) convertible debt non-cash interest; (vii) intangible asset amortization expense; and (viii) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment.

Reconciliations of GAAP revenues to organic revenues and GAAP adjusted net income to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended December 31, 2021 and 2020, and the free cash flow and adjusted free cash flow conversion for the quarters ended December 31, 2021 and 2020, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:

Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:

Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Total revenues	$405,524	$388,647	$1,542,448	1,371,868

Costs and expenses:
Cost of goods sold	156,250	147,069	597,808	520,834
Research and development	24,725	22,179	93,051	77,381
Selling, general and administrative	162,250	162,390	637,445	594,526
Intangible asset amortization	4,076	4,364	16,914	27,757
Total costs and expenses	347,301	336,002	1,345,218	1,220,498
Operating income	58,223	52,645	197,230	151,370
Interest income	1,439	2,173	6,737	9,297
Interest expense	(12,125)	(17,351)	(50,395)	(71,581)
Gain (loss) from the sale of business	(169)	—	$41,798	$—
Other income, net	4,419	1,449	19,307	4,434
Income before taxes	51,787	38,916	214,677	93,520
Income tax expense (benefit)	6,403	(53,828)	45,602	(40,372)
Net income	$45,384	$92,744	$169,075	$133,892

Net income per share:
Net income per share	0.53	1.09	1.98	1.57
Weighted average common shares outstanding for diluted net income per share	85,780	84,929	85,485	85,228

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Neurosurgery	$211,895	$200,291	5.8%	$802,959	$716,339	12.1%
Instruments	58,762	53,999	8.8%	222,273	178,492	24.5%
Total Codman Specialty Surgical	$270,657	$254,290	6.4%	$1,025,232	$894,831	14.6%

Wound Reconstruction and Care	$101,405	$82,365	23.1%	$392,463	$293,038	33.9%
Extremity Orthopedics	—	23,760	(100.0)%	—	78,316	(100.0)%
Private Label	33,462	28,232	18.5%	124,753	105,683	18.0%
Total Tissue Technologies	$134,867	$134,357	0.4%	$517,216	$477,037	8.4%
Total Reported Revenues	$405,524	$388,646	4.3%	$1,542,448	$1,371,868	12.4%

Impact of changes in currency exchange rates	$(3,055)	$—	$—	$9,805	$—	$—
Less contribution of revenues from acquisitions	16,855	—	—	65,438	—	—
Less contribution of revenues from divested products	398	24,011	—	1,043	78,860	—
Less contribution of revenues from discontinued products	2,135	5,251	—	11,759	19,733	—
Total organic revenues(1)	$389,191	$359,384	8.3%	$1,454,403	$1,273,275	14.2%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and from continuing operations and locations where each item is recorded are as follows:
(In thousands)

Three Months Ended December 31, 2021

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges(1)	1,876	1,917	595	494	—	(1,130)	—
Structural Optimization charges	5,330	2,620	2,564	146	—	—	—
EU Medical Device Regulation charges	8,140	1,023	3,410	3,707
Discontinued product lines charges	17	17	—	—	—
Intangible asset amortization expense	20,305	16,229	—	—	4,076	—	—
Estimated income tax impact from above adjustments and other items	(8,877)	—	—	—	—	—	(8,877)

Depreciation expense	10,387	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics. Also includes banking, legal, consulting, systems, and other income and expenses.

Three Months Ended December 31, 2020

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Structural optimization charges	6,348	5,970	(300)	679	—	—	—
Divestiture, acquisition and integration-related charges(1)	13,050	4,628	6,373	2,049	—	—	—
Discontinued product lines charges	855	855	—	—	—	—	—
EU Medical Device Regulation charges	3,902	611	3,288	3	—	—	—
COVID-19 related charges	(161)	(6)	(155)	—	—	—	—
Convertible debt non-cash interest	4,340	—	—	—	—	4,340	—
Intangible asset amortization expense	15,886	11,522	—	—	4,364	—	—
Estimated income tax impact from adjustments and other items(2)	(65,701)	—	—	—	—	—	(65,701)

Depreciation expense	10,209	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Other income and expense
(f) Tax - Income tax expense

(1) Divestiture, acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, and Rebound Therapeutics acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other expenses.
(2) Estimated income tax impact includes a $59.2 million one-time net tax benefit in the fourth quarter of 2020, attributable to an intra-entity transfer of certain intellectual property.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2021

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges(1)	(11,712)	19,633	14,760	1,303	—	(47,408)	—
Structural Optimization charges	20,385	8,770	7,755	3,860	—	—	—
EU Medical Device Regulation charges	24,375	3,553	8,498	12,324	—	—	—
Discontinued product lines charges	377	377	—	—	—	—	—
Intangible asset amortization expense	83,439	66,525	—	—	16,914	—	—
Estimated income tax impact from above adjustments and other items	(14,226)	—	—	—	—	—	(14,226)

Depreciation expense	39,151	—	—	—	—	—	—

.

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income), net
(f) Tax - Income tax expense

(1)Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other income and expenses. The Company completed the sales of its Extremity Orthopedics business and recognized a gain of $41.8 million for the twelve months ended December 31, 2021 which was partially offset by other acquisition, divestiture and integration-related charges.

Twelve Months Ended December 31, 2020

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Structural optimization charges	15,363	8,330	6,177	856	—	—	—
Divestiture, acquisition and integration-related charges(1)	32,906	13,876	16,726	2,304	—	—	—
Discontinued product lines charges	6,342	6,342	—	—	—	—	—
EU Medical Device Regulation charges	9,372	2,241	7,128	3	—	—	—
COVID-19 related charges	3,482	3,768	(286)	—	—	—	—
Convertible debt non-cash interest	15,415	—	—	—	—	15,415	—
Expenses related to debt refinancing	6,168	—	—	—	—	6,168	—
Intangible asset amortization expense	74,505	46,748	—	—	27,757	—	—
Estimated income tax impact from adjustments and other items(2)	(88,779)	—	—	—	—	—	(88,779)

Depreciation expense	41,136	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income), net
(f) Tax - Income tax expense

(1) Divestiture, acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics acquisitions and the divestiture of Extremities Orthopedics. Also includes banking, legal, consulting, systems, and other expenses.
(2) Estimated income tax impact includes a $59.2 million one-time net tax benefit in the fourth quarter of 2020, attributable to an intra-entity transfer of certain intellectual property.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GAAP net income	45,384	$92,744	$169,075	133,892
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	30,693	26,095	122,590	115,641
Other (income), net	(3,120)	(1,449)	(13,697)	(4,434)
Interest expense, net	10,686	10,838	43,658	40,701
Income tax expense (benefit)(1)	6,403	(53,828)	45,602	(40,372)
Structural optimization charges	5,330	6,348	20,385	15,363
EU Medical Device Regulation charges	8,140	3,902	24,375	9,372
COVID-19 related charges	—	(161)	—	3,482
Convertible debt non-cash interest	—	4,340	—	15,415
Expenses related to debt refinancing	—	—	—	6,168
Discontinued product lines charges	17	855	377	6,342
Divestiture, acquisition and integration-related charges (2)	1,876	13,050	(11,712)	32,906
Total of non-GAAP adjustments	60,025	9,990	231,578	200,584
Adjusted EBITDA	$105,409	$102,734	$400,653	$334,476
(1) Estimated income tax impact includes a $59.2 million one-time net tax benefit in the fourth quarter of 2020, attributable to an intra-entity transfer of certain intellectual property.
(2) Divestiture, acquisition and integration-related charges are associated with ACell, Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics acquisitions and the divestiture of Extremities Orthopedics. Also includes banking, legal, consulting, systems, and other expenses.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GAAP net income	$45,384	$92,744	$169,075	$133,892
Non-GAAP adjustments:
Structural optimization charges	5,330	6,348	20,385	15,363
Divestiture, acquisition and integration-related charges(1)	1,876	13,050	(11,712)	32,906
Discontinued product lines charges	17	855	377	6,342
EU Medical Device Regulation charges	8,140	3,902	24,375	9,372
COVID-19 related charges	—	(161)	—	3,482
Convertible debt non-cash interest	—	4,340	—	15,415
Expenses related to debt refinancing	—	—	—	6,168
Intangible asset amortization expense	20,305	15,886	83,439	74,505
Estimated income tax impact from adjustments and other items(2)	(8,877)	(65,701)	(14,226)	(88,779)

Total of non-GAAP adjustments	26,791	(21,481)	102,638	74,774
Adjusted net income	$72,175	$71,263	$271,713	$208,666

Adjusted diluted net income per share	$0.84	$0.84	$3.18	$2.45
Weighted average common shares outstanding for diluted net income per share	85,780	84,929	85,485	85,228

(1) Divestiture, acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics acquisitions and the divestiture of Extremities Orthopedics. Also includes banking, legal, consulting, systems, and other expenses.
(2) Estimated income tax impact includes a $59.2 million one-time net tax benefit in the fourth quarter of 2020, attributable to an intra-entity transfer of certain intellectual property.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2021	2020

Cash and cash equivalents	$513,448	$470,166
Accounts receivable, net	231,831	225,532
Inventory, net	317,386	310,117

Current and long-term borrowing under senior credit facility	869,257	967,137
Borrowings under securitization facility	112,500	112,500
Long-term convertible securities	564,426	474,834

Stockholders' equity	1,684,804	1,514,867

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ending December 31,
	2021	2020
Net cash provided by operating activities	$312,427	$203,832
Net cash used in investing activities	(161,443)	(68,073)
Net cash provided (used in) by financing activities	(98,226)	121,625
Effect of exchange rate changes on cash and cash equivalents	(9,476)	13,871

Net increase (decrease) in cash and cash equivalents	43,282	271,255

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2021	2020
GAAP Net cash provided by operating activities	$69,273	$80,262

Purchases of property and equipment	(27,427)	(8,428)
Adj. Free Cash Flow	$41,846	$71,834

Adjusted net income (1)	$72,175	$71,263
Adjusted Free Cash Flow Conversion	58.0%	100.8%

	Twelve Months Ending December 31,
	2021	2020
GAAP Net cash provided by operating activities	$312,427	$203,834

Purchases of property and equipment	(48,022)	(38,890)
Adj. Free Cash Flow	$264,405	$164,944

Adjusted net income (1)	$271,712	$208,666
Adjusted Free Cash Flow Conversion	97.3%	79.0%

(1) Adjusted net income for quarters and twelve months ended December 31, 2020 and 2021 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.